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Exhibit 10.79

Consultancy Agreement

between

D. Felipe Fernandez Atela
Orquidea No. 32, Madrid

(hereafter referred as "the Consultant")

and

4-D Neuroimaging Inc.
9727 Pacific Heights Blvd., San Diego, CA 92121

(hereafter referred as "the Company")

    Effective March 23, 2001, the Consultant will assume the position as Chairman of the Board of the Company. For the services to be rendered by the Consultant in this capacity, both parties agree to the following:

  1)
  The Consultant is entitled as of April 1, 2001 to receive a consultancy fee of USD 250,000.-p.a., payable in monthly in arrears.

  2)
  Furthermore, the Consultant is entitled to receive an administration reimbursement expense of USD 60,000.- p.a., payable monthly in arrears.

  3)
  Furthermore, the Consultant is entitled to be reimbursed for travel expenses within reasonable limits.

  4)
  As Member of the Board of Directors, the Consultant will be entitled to the benefits of the Company's Stock Option Plan.

  5)
  For providing new financing to the Company, the Consultant will be entitled to receive the following fees:

3%	of the net financing received by the Company, if no other investment banking fees have to be borne by the Company;
1.5%	of the net financing received by the Company, if any investment banking fees have to be paid by the Company;
0%	of the net financing received by the Company, if the financing has been provided by existing major shareholders (with the exception of La Caixa)
  6)
  For concluding any MEG sales in Spain, the Consultant is entitled to receive a commission of 5% of the net sales amount received by the Company.

  7)
  This agreement has been concluded for an indefinite period. The agreement can be cancelled monthly by written notice. Exceptionally, this agreement has a guaranteed initial period of one year.

  8)
  At the termination of this agreement, the Consultant is entitled to receive a termination fee of USD 187,500.-.

  9)
  This agreement is governed by US law; place of jurisdiction is the domicile of the Company.

Signed and agreed, as of April 2, 2001

4-D Neuroimaging Inc., San Diego	D. Felipe Fernandez Atela
/s/ D. SCOTT BUCHANAN The Company D. Scott Buchanan President & CEO	/s/ FELIPE FERNANDEZ The Consultant Felipe Fernandez
on behalf of the Compensation Committee:
/s/ MARTIN EGLI	March 20, 2001

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Consultancy Agreement between D. Felipe Fernandez Atela Orquidea No. 32, Madrid (hereafter referred as "the Consultant") and 4-D Neuroimaging Inc. 9727 Pacific Heights Blvd., San Diego, CA 92121 (hereafter referred as "the Company")